CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 8, 1998 included in Canandaigua Brands, Inc.'s Form 10-K for the year ended February 28, 1998 and to all references to our firm included in this registration statement.



                                             /s/ ARTHUR ANDERSEN LLP


Rochester, New York,
  November 9, 1998